Exhibit 99.1

SolarEdge Announces Preliminary Financial Results;
Will Announce Financial Results for the Third Quarter 2023
on Wednesday, November 1, 2023

MILPITAS, Calif. — October 19, 2023. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today provided selected preliminary unaudited financial results for the third quarter ended September 30, 2023.

“During the second part of the third quarter of 2023, we experienced substantial unexpected cancellations and pushouts of existing backlog from our European distributors,” said Zvi Lando, Chief Executive Officer of SolarEdge. “We attribute these cancellations and pushouts to higher than expected inventory in the channels and slower than expected installation rates. In particular, installation rates for the third quarter were much slower at the end of the summer and in September where traditionally there is a rise in installation rates.”

As a result, third quarter revenue, gross margin and operating income will be below the low end of the prior guidance range. Additionally, the Company anticipates significantly lower revenues in the fourth quarter of 2023 as the inventory destocking process continues.

“The adjusted guidance is unrelated to the tragic events that have unfolded in Israel. While there has been some impact on daily routines at our headquarters, our offices and facilities are open worldwide, including in Israel, and we are manufacturing and providing customer support without interruption,” added Lando.

Third quarter revenue is now expected to be in the range of $720 million to $730 million, compared to the previous expectation of $880 million to $920 million.

GAAP gross margin is now expected to be within the range of 19% to 20%.

Non-GAAP gross margin* is now expected to be within the range of 20.1% to 21.1%, compared to the previous expectation of 28% to 31%.

GAAP operating loss is now expected to be within the range of $9 million to $28 million.

Non-GAAP operating income* is now expected to be within the range of $12 million to $31 million, compared to the previous expectation of $115 million to $135 million.

* Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Conference Call

The Company will host a conference call to discuss its results for the third quarter ended September 30, 2023 at 4:30 p.m. ET on Wednesday, November 1, 2023. The call will be available, live, to interested parties by dialing 800--343-4136. For international callers, please dial +1 203-518-9843. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Cautions Regarding Preliminary Estimates

The foregoing preliminary financial information reflects management’s current views with respect to the Company’s financial results. Such preliminary financial information is subject to the finalization and closing of the accounting books and records of the Company, which have yet to be fully performed, and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with applicable accounting standards. In the course of preparing and finalizing the Company’s financial statements for the third quarter ended September 30, 2023, these preliminary estimates will be subject to change and the Company may identify items that will require it to make adjustments to such estimates. For these or other reasons, these preliminary financial estimates may not ultimately be indicative of the Company’s results for the third quarter ended September 30, 2023 and actual results may differ materially from those described above. No independent registered public accounting firm has reviewed, examined or performed any procedures with respect to, nor have they expressed any form of assurance on, these preliminary estimated results.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP gross margin and non-GAAP operating income. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Non-GAAP measures are presented in this press release because we believe that they provide investors with a means of evaluating and understanding how the Company’s management evaluates the company’s operating performance. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies. See “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliation of relevant GAAP to non-GAAP measures presented in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: expectations as to revenues and inventory in the third and fourth quarters of 2023, our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 and our subsequent quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of October 19, 2023.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents a reconciliation of GAAP gross margin to non-GAAP gross margin and reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) for the three months ended September 30, 2023.

Reconciliation of GAAP to non-GAAP Financial Measures	Q3 FY23 Preliminary Results
	Low	High
GAAP gross margin	19.0%	20.0%
Add:
Stock-based compensation expense	0.8%
Acquisition costs and other costs	0.3%
Non-GAAP gross margin	20.1%	21.1%

GAAP operating income (loss) ($ millions)	$(28)	$(9)
Add:
Stock-based compensation expense	$37
Acquisition cost and other costs	$3
Non-GAAP operating income	$12	$31